EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

             We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000, except Note 9 as to which the date is March 8, 2000 relating to the financial statements of Laser Link.Net, Inc. which appears  in the Current Report on Form 8-K of Covad Communications Group, Inc. dated June 20, 2000.

      /s/ PricewaterhouseCoopers

      Philadelphia, PA
      November 14, 2000